UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On January 20, 2009, Jeffrey R. Perry resigned from the Board of Directors (the “Board”) of Ligand Pharmaceuticals Incorporated (the “Company” or “Ligand”), effective immediately. The resignation of Mr. Perry was not the result of any disagreement with the Company’s management.

Mr. Perry served as a member of the Nominating & Corporate Governance Committee (the “Nominating Committee”) of the Board. Stephen L. Sabba, a current director of the Company, has been appointed as a member of the Nominating Committee to fill the vacancy in the Nominating Committee created by the resignation of Mr. Perry.

Payment of Bonuses to Named Executive Officers for 2008

On January 22, 2009, the Compensation Committee of the Board (the “Committee”) approved cash bonus payments for the 2008 fiscal year to be paid to the Company’s named executive officers. Under the Company’s bonus program, the potential performance bonus for the chief executive officer is up to 75% of base salary and for the other named executive officers is up to 50% of base salary. Bonus payments were based on the Committee’s evaluation of performance goals for 2008. Such goals related to the achievement of certain corporate organizational and infrastructure objectives and the advancement of the Company’s clinical development programs.

The total bonuses to be paid to each named executive officer are as follows:

Name and Title	Amount of Bonus
John L. Higgins, President and Chief Executive Officer	$188,250

John P. Sharp, Vice President, Finance and Chief Financial Officer	$61,400

Charles S. Berkman, Vice President, Secretary and General Counsel	$58,562

Dr. Zofia E. Dziewanowska, Vice President, Clinical Research and Regulatory	$99,840

Dr. Martin Meglasson, Vice President, Discovery Research	$94,862

Adoption of Special Executive Incentive Bonus Program for 2009

On January 22, 2009, the Committee adopted a special incentive bonus program for the Company’s named executive officers for 2009. Such special incentive bonuses shall be paid, in the Committee’s discretion, based on significant corporate achievement during 2009, including, without limitation, licensing transactions and other business development efforts, as determined by the Committee in its sole discretion. A named executive officer must be employed through the date of payment in order to be eligible to receive such bonus. The total potential bonuses to be paid to each named executive officer pursuant to this program are as follows:

Name and Title	Amount of Bonus
John L. Higgins, President and Chief Executive Officer	$94,125

John P. Sharp, Vice President, Finance and Chief Financial Officer	$30,700

Charles S. Berkman, Vice President, Secretary and General Counsel	$29,281

Dr. Martin Meglasson, Vice President, Discovery Research	$47,431

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: January 23, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary